EXHIBIT 10.36.1



                                       April 23, 2001



Peter L. Lynch
Albertson's, Inc.
250 E. Parkcenter Blvd.
Boise, ID   83706

Dear Peter:

     This letter sets forth our agreement and understanding of an amendment to the letter agreement entered into between you and Albertson's, Inc, (the "Company") on January 26, 2001 (the "Agreement").

     Paragraph 1(a) of the Agreement is amended by adding the following sentence to the end of such paragraph:

     Upon your Termination Date, you will become vested in 100% of your award of 100,000 deferred stock units granted to you on April 23, 2001.

     All of the terms of the Agreement, as modified herein, shall remain in full force and effect.

     This   amendment  to  the   Agreement  may  be  executed  in  one  or  more
counterparts, or duplicates of originals, all of which, taken together, shall constitute one and the same instrument.

     If  this  statement  of  the  Company's   understanding  conforms  to  your
understanding, please execute and return the enclosed copy of this letter to me.

                                       Very truly yours,

                                       ALBERTSON'S, INC.


                                       /s/  Michael F. Reuling
                                       Michael F. Reuling
                                       Vice Chairman of the Company

Peter L. Lynch
April 23, 2001
Page 2




     By signing this agreement, I acknowledge that I have read this amendment to the Agreement and understand its terms and that I entered into this agreement freely, voluntarily, and without coercion.

Agreed and accepted as of the 23rd day of April 2001 in Boise, Idaho.



      /s/  Peter L. Lynch
-----------------------------
           Peter L. Lynch